IN BRIEF

Net asset value per share Market price Pemium/discount Fund size	US$25.05 US$28.90 15.37% US$252.5m

At August 31, 2004	US$returns

	China Fund NAV	MSCI Golden Dragon*
	%	%
One month One year	2.1 9.7	5.5 13.7

Past performance is not a guide to future returns.
Source: State Street Corporation. *Source for index data: MSCI.

MANAGER’S COMMENTARY

While China’s athletes performed strongly in Athens, and its citizens huddled round TVs to cheer the latest Olympic success, even China’s flabby stockmarkets started to show some form. Sentiment is improving as the oil prices correct and signs of weakness in the US economy calm interest rate fears and reduce the appeal of the US dollar. There was actually little change in fundamentals. Companies held in the portfolio continue to report strong interim results and the economy is buoyant, despite government attempts to rein in over-investment in certain sectors. Some statistical series, such as car sales, money supply and loan growth indicate a modest slowdown. But the pick up in commodity prices, such as steel and freight rates, shows that this trend should not be overstated. With grain prices falling, and the CPI declining month-on-month, the government appeared comfortable enough with inflation to sanction a recent rise in petrol prices. But there have been some unintended consequences of trying to reduce over-investment by administrative means; property prices have actually firmed as the government’s suspension of land auctions threatens to tighten supply. So a small autumn rise in interest rates seems likely. Tension in the Taiwan Straits is fading with the end of the summer military exercise season.

INVESTMENT STRATEGY

Your fund is fully invested with holdings in 61 companies. Of these, four, representing 5.1% of the portfolio, are unlisted. The median market capitalisation of companies in the portfolio is US$304.2 million. This reflects our commitment to management-owned growth companies.

In the belief that the coal shortage has peaked, we have cut our position in Yanzhou Coal in favour of the oversold power utility Huaneng, whose margin has been squeezed by rising coal prices. In Taiwan we have decided to increase the beta of the portfolio, selling the admirably defensive Chunghwa Telecom in favour of ET Internet Technology. Despite its silly English name, it is a shipping and grain storage company with a stake in Taiwan’s dominant TV shopping channel. We expect the lifting of US textile import quotas in January to be chaotic, so have taken profits on the textile machinery maker Jingwei. As China’s athletes were striking gold in Athens, so we added to our holding in gold miner Zijin, which subsequently announced excellent results. Looking for bargains in the oversold TFT LCD sector, we have invested in Radiant, a leading backlight producer, in the expectation that many of us will be watching the Beijing Olympics on flat TVs.

MESSAGE TO INVESTORS

As we approach the end of our financial year it seems likely that in January the company will pay a substantial dividend, which is a result of profits taken early in the year. Dividends can be taken in cash or stock. As the fund is trading at a 15.37% premium to net asset value, and dividend shares will be issued at the greater of net asset value or a 5% discount to the market price, we suggest that investors might like to select the stock dividend option, as providing better value.

Chris Ruffle, Martin Currie Inc

DIRECT INVESTMENT MANAGER’S COMMENTARY

Macro-economic data is beginning to confirm that the PRC Central Government is managing a “soft landing” for the economy. Due to the curtailment of excessive investment in fixed asset creation, GDP and loan growth have slowed without depressing consumption. If this trend is confirmed over the next few months it will be an impressive achievement. Though there are concerns about inflation much of the sharp rise in inflation reported in the first half appears to be a result of the increase in food prices, which is beginning to abate.

While we continue to expand the deal pipeline to capitalize on the opportunities presented by the tightened liquidity situation in China, we continue to focus on those that could be beneficiaries of a more sustainable economy in the long run. Companies in the deal pipeline are in the areas of information technology, consumer goods manufacturing and electrical equipment manufacturing.

FUND DETAILS

Market cap*	US$304.21m
Shares outstanding	10,081,913
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc
Direct investment manager	Asian Direct Capital Management

Source: State Street Corporation.
*Source: Copyright 2002 Bloomberg LP.

ASSET ALLOCATION

SECTOR ALLOCATION					PERFORMANCE	(US$ RETURNS)

	The China		MSCI Golden			NAV	Market price
	Fund, Inc		Dragon*			%	%
Industrials	21.9%		13.3%		One month	2.1	6.4
Consumer discretionary	19.6%		6.6%		Year to date	-4.4	-29.1
Information technology	17.0%		18.0%		3 years (annualized)	24.6	39.9
Materials Utilities	9.1 8.7	% %	6.9 9.0	% %	Past performance is not a guide to future returns. Source: State Street Corporation
Financials	7.6%		31.8%
Consumer staples	5.4%		0.5%
Telecommunications	3.3%		7.7%
Healthcare	3.1%		0.1%
Energy	2.7%		6.1%
Other assets & liabilities	1.6%		—
Total	100.0%		100.0%

Source: State Street Corporation. *Source for index data: MSCI.

DIRECT INVESTMENTS (5.1%)

Tomoike Industrial (HK) Ltd	Industrials	2.5%
Captive Finance	Financials	1.2%
Global E Business	Information technology	1.2%
Teco Optronics	Information technology	0.2%

15 LARGEST LISTED INVESTMENTS (46.4%)

TCL International	Consumer discretionary	4.6%
Chaoda Modern Agriculture	Consumer staples	4.6%
BYD	Industrials	3.5%
Comba Telecom Systems	Telecommunications	3.3%
Sohu.com	Information technology	3.1%
Anhui Expressway	Utilities	3.1%
Shanda Interactive	Consumer discretionary	2.9%
Shenzhen Expressway	Utilities	2.8%
China Metal Products	Materials	2.8%
Xinao Gas	Utilities	2.8%
Cathay Financial	Financials	2.7%
Merry Electronics	Consumer discretionary	2.6%
Synnex Technologies	Consumer discretionary	2.6%
TPV Technology	Industrials	2.6%
Taiwan Green Point	Information technology	2.4%

Source: State Street Corporation

FUND PERFORMANCE (BASED ON NET ASSET VALUE) (US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	2.1	-4.1	-4.4	9.7	24.6	14.0	7.6
MSCI Golden Dragon	5.5	2.3	0.5	13.7	9.8	-2.5	n/a
Hang Seng Chinese Enterprise	-1.0	-0.3	-14.9	28.5	33.1	11.3	n/a

Past performance is not a guide to future returns.

Source: State Street Corporation. Launch date July 10, 1992. Three year, five year and since launch returns are all annualized. Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2002 Bloomberg LP for the Hang Seng Chinese Enterprise.

Sector	Company (BBG ticker)	Price	Holding	Value $	% of portfolio
Hong Kong					52.5%
TCL International	1070 HK	HK$2.8	32,318,000	11,705,067	4.6%
Chaoda Modern Agriculture	682 HK	HK$2.2	43,089,900	11,601,276	4.6%
BYD	1211 HK	HK$21.2	3,225,000	8,765,497	3.5%
Comba Telecom Systems	2342 HK	HK$4.2	15,356,000	8,367,159	3.3%
Anhui Expressway	995 HK	HK$3.5	17,778,000	7,806,465	3.1%
Shenzhen Expressway	548 HK	HK$2.6	21,494,000	7,233,650	2.8%
Xinao Gas	2688 HK	HK$3.9	13,976,000	6,943,294	2.8%
TPV Technology	903 HK	HK$5.1	9,968,000	6,453,724	2.6%
Golden Meditech	8180 HK	HK$3.0	13,950,000	5,365,453	2.1%
Fountain Set	420 HK	HK$5.6	6,714,000	4,777,330	1.9%
Weichai Power	2338 HK	HK$14.2	2,536,000	4,616,880	1.8%
Solomon Systech	2878 HK	HK$1.7	20,698,000	4,511,160	1.8%
Sinotrans	598 HK	HK$2.5	12,835,000	4,031,558	1.6%
China Shipping Container Lines	2866 HK	HK$2.9	9,221,000	3,457,919	1.4%
Yanzhou Coal Mining	1171 HK	HK$8.5	3,146,000	3,408,210	1.4%
Huaneng Power	902 HK	HK$5.8	4,494,000	3,341,735	1.3%
China Fire Safety	8201 HK	HK$0.5	50,380,000	3,100,347	1.2%
Proview International	334 HK	HK$1.7	13,644,000	3,008,716	1.2%
Weiqiao Textile	2698 HK	HK$12.5	1,854,500	2,983,881	1.2%
Natural Beauty Bio-Technology	157 HK	HK$0.6	32,780,000	2,437,518	1.0%
Ocean Grand Chemicals	2882 HK	HK$1.0	17,379,000	2,317,230	0.9%
Nanjing Dahe Outdoor Media	8243 HK	HK$0.5	37,500,000	2,283,683	0.9%
Beiren Printing Machinery	187 HK	HK$2.4	7,000,000	2,131,438	0.8%
Sino Golf	361 HK	HK$1.4	11,835,000	2,109,085	0.8%
Fujian Zijin Mining	2899 HK	HK$2.4	7,000,000	2,109,001	0.8%
Hong Kong.com	8006 HK	HK$0.5	29,362,000	1,882,204	0.7%
Asia Aluminium	930 HK	HK$0.8	18,000,000	1,846,178	0.7%
China Rare Earth	769 HK	HK$0.9	15,254,000	1,818,769	0.7%
Asia Zirconium	395 HK	HK$1.0	13,196,000	1,607,226	0.7%
Arcontech	8097 HK	HK$0.2	18,386,000	407,797	0.2%
Jingwei Textile Machinery	350 HK	HK$1.8	1,164,000	270,111	0.1%
Taiwan					32.3%
China Metal Products	1532 TT	NT$37.9	6,328,713	7,043,881	2.8%
Cathay Financial	2882 TT	NT$59.5	3,862,000	6,748,179	2.7%
Merry Electronics	2439 TT	NT$75.5	3,012,016	6,678,234	2.6%
Synnex Technologies	2347 TT	NT$50.5	4,465,604	6,622,607	2.6%
Taiwan Green Point	3007 TT	NT$94.0	2,155,743	5,950,894	2.4%
Fubon Financial	2881 TT	NT$31.2	5,453,952	4,997,160	2.0%
Polaris Securities	2854 TT	NT$16.0	9,407,587	4,420,339	1.7%
Cheng Shin Rubber	2105 TT	NT$44.0	3,305,974	4,271,786	1.7%
CMC Magnetics	2323 TT	NT$16.8	8,100,000	3,996,241	1.6%
Taiwan Hon Chuan Enterprise	9939 TT	NT$31.8	4,179,435	3,903,032	1.6%
Asia Optical	3019 TT	NT$185.0	686,937	3,732,038	1.5%
Chicony Electronics	2385 TT	NT$41.2	3,001,152	3,631,137	1.4%
Radiant Opto-Electronics	6176 TT	NT$58.5	1,890,000	3,246,946	1.3%
Tripod Technology	3044 TT	NT$38.8	2,503,413	2,852,473	1.1%
Wintek	2384 TT	NT$35.6	2,421,104	2,531,167	1.0%
Data Systems Consulting	2447 TT	NT$19.1	4,237,987	2,377,116	0.9%
Taiwan FamilyMart	5903 TT	NT$51.0	1,567,231	2,347,257	0.9%
Vanguard International Semiconductor	5347 TT	NT$10.4	6,000,000	1,832,491	0.7%
Soft-World International	5478 TT	NT$68.0	790,000	1,577,587	0.6%
Yieh United Steel	9957 TT	NT$14.2	3,500,000	1,459,532	0.6%
ET Internet Technology	2614 TT	NT$17.2	2,877,000	1,453,201	0.6%
Singapore					0.2%
Autron	AAT SP	SGD0.3	2,795,000	457,514	0.2%
B shares					2.2%
China International Marine	200039 CH	HK$10.9	3,908,395	5,476,834	2.2%
New York					6.1%
Sohu.com	Sohu US	US$14.9	526,286	7,820,610	3.1%
Shanda Interactive	SNDA US	US$22.5	324,300	7,296,750	2.9%
Chindex International	CHDX US	US$7.7	42,987	328,851	0.1%
Direct					5.1%
Tomoike Industrial			825,000	6,331,152	2.5%
Captive Finance			2,000,000	3,045,000	1.2%
Global E Business			40,000	3,000,038	1.2%
Teco Optronics			1,500,000	440,503	0.2%
Other assets & liabilities					1.6%

OBJECTIVE

The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Board of Directors of the Fund has adopted an operating policy of the Fund, effective June 30, 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; and (iii) companies organized in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.

The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated July 10, 1992, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China.

CONTACTS

The China Fund, Inc.
c/o State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This newsletter is issued and approved by Martin Currie Inc (MC Inc), as investment adviser. MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.

China Fund Inc (the fund) is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closed-ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the listed equity portfolio of the fund. Asian Direct Capital Management is the direct investment manager to the fund.

This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.

The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.

Please remember that past performance is not a guide to future returns. Markets and currency movements can cause the value of the shares and the income from them to fluctuate and you may get back less than you invested when you decide to sell your shares.